EXHIBIT 10.17

AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 28th day of December, 2006, by and between Silicon Valley Bank (“Bank”) and Vascular Solutions, Inc., a Minnesota corporation (“Borrower”) whose address is 6464 Sycamore Court, Minneapolis, Minnesota 55369.

RECITALS

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated with an Effective Date of December 31, 2003 (as the same may have been, and may from time to time in the future be, amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Maturity Date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.            Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.	Amendments to Loan Agreement.

2.1          Section 13.1 (Definition of Revolving Maturity Date). The definition of “Revolving Maturity Date,” which is contained in Section 13.1 of the Loan Agreement, is hereby amended from “December 28, 2006” to “December 27, 2007”.

2.2          Section 6.7 (Tangible Net Worth). Section 6.7 of the Loan Agreement reads in part as follows:

Borrower will maintain at all times:

(i)           Tangible Net Worth. A Tangible Net Worth of not less than (i) $11,000,000 through and including August 31, 2006, (ii) $12,000,000 from September 1, 2006 through and including November 30, 2006, and (iii) $13,000,000 from December 1, 2006 and at all times thereafter.

Said part of Section 6.7 is hereby amended to read as follows:

Borrower will maintain at all times:

(i)           Tangible Net Worth. A Tangible Net Worth of not less than (i) $11,000,000 through and including September 30, 2007, and (ii) $13,000,000 from October 1, 2007 and at all times thereafter; in each case plus 50% of the aggregate of (y) the Borrower’s quarterly net profit for the quarter ending March 31, 2007 and for each quarter thereafter, plus (z) all consideration for equity securities of Borrower received after December 1, 2006. Increases in the Tangible Net Worth requirement based on quarterly net profit shall be effective on the last day of the quarter in which said net profit is realized, and shall continue effective thereafter. Increases in the Tangible Net Worth requirement based on consideration received for equity securities of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. In no event shall the Tangible Net Worth requirement be decreased.

3.            Renewal Fee. Borrower shall pay to Bank a fee of $25,000 concurrently herewith, which shall be in addition to interest and to all other amounts payable hereunder and under the Loan Documents and which shall not be refundable. Bank is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts maintained with Bank.

4.	Limitation of Amendments.

4.1          The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.            Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3          The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.            Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK Silicon Valley Bank	BORROWER Vascular Solutions, Inc.

By:	By:
Name:	Name:
Title:	Title: